Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Ferguson Enterprises Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Other	203,100,000	N/A	$42,567,729,000	0.00014760	$6,282,996.80

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts(3)					$42,567,729,000		$6,282,996.80

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fees Due							$6,282,996.80

(1)

Represents the estimated maximum number of shares of common stock, par value $0.0001 per share (“New TopCo Common Stock”), of Ferguson Enterprises Inc., a Delaware corporation (“New TopCo”), issuable to holders of ordinary shares, par value 10 pence per share (“Ferguson Shares”), of Ferguson plc, a public company limited by shares incorporated in Jersey (“Ferguson”), upon the consummation of the merger (the “Merger”) described in this registration statement. The number of shares of New TopCo Common Stock to be registered is based on 202,878,753 Ferguson Shares issued and outstanding as of February 15, 2024 and 221,247 Ferguson Shares underlying outstanding equity awards of Ferguson that may be issued prior to the consummation of the Merger.

(2)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rules 457(f)(1) and 457(c) promulgated under the Securities Act. The proposed maximum aggregate offering price of New TopCo Common Stock was calculated on the basis of (i) $209.59, the average of the high and low prices per Ferguson Share on the New York Stock Exchange on February 26, 2024, which is within five business days prior to the filing of this registration statement, multiplied by (ii) 203,100,000, the maximum number of Ferguson Shares estimated to be cancelled pursuant to the Merger.

(3)	The fee has been calculated pursuant to Section 6(b) of the Securities Act at a rate equal to $147.60 per $1,000,000 of the proposed maximum aggregate offering price.